SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 24, 2009

CLASSIC COSTUME COMPANY, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	333-142704	20-8317658
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1903 North Barnes Ave

Springfield Mo. 65803

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

417-866-6565

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1

Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement

The Company entered into agreements for the acquisitions of Imperial Coachworks, Inc., including it’s wholly owned subsidiary Imperial Coach Builders, Inc. and Plug-In Motors, Inc.

The Agreement to acquire Imperial Coachworks, Inc. is dated August 24, 2009, between the Company and the shareholders of Imperial Coachworks, Inc  The Company acquired Imperial Coachworks, Inc. /with the issuance of 1,000,000 shares of common stock

The Agreement to acquire Plug-In Motors, Inc. is dated August 24, 2009, between the Company and Kurt Neutgens  The Company acquired Plug-In Motors, Inc. with the issuance of 9,980,718_ shares of common stock.

Item 2.01

Completion of Acquisition or Disposition of Assets

Overview

On August 24, 2009, the Company completed the acquisitions of Imperial Coachworks, Inc. and Plug-In Motors, Inc. as wholly owned subsidiaries revealing Company’s new business model to be a leading provider of “Pure Electric” technologies for the Custom Livery, Fleet and Government transportation markets.

Imperial Coachworks, Inc.

Imperial Coachworks, Inc. and its subsidiary, Imperial Coach Builders, is a limousine and specialty vehicle manufacturing company that operates out of a 60,000 square foot manufacturing facility in Springfield, Missouri. Imperial is one of only nine limousine manufacturers operating under a QVM (Qualified Vehicle Modifier) Agreement with Ford Motors. The Company also has relationships with General Motors and Chrysler Corporation. Imperial is able to utilize the expertise of the supplier for superior engineering design, warranty support to its customers, rebates for chassis purchases and a source of marketing funds

Imperial’s design team also has a tremendous amount of experience in the creation and restoration of custom and classic automobiles. The company has designed and built a line of Ford Model T Roadsters to add to its other custom cars. These vehicles are true to the era of the custom hot rod, but are built utilizing modern technology in each of the engineering components. For more information visit the web site: www.limoland.com

Plug-In Motors, Inc.

Plug-In Motors, Inc. based out of Kansas City, MO. is a specialty automotive technology company that provides a zero emission, high performance 100% “Pure Electric” vehicle conversion solution for any size production vehicle.  Mr. Kurt Neutgens, President and founder of Plug-In Motors has 20 years of experience in the automotive industry with an expertise in Product Development, Manufacturing Quality and Powertrain integration. He was previously an Engineering Manager of the F-150 at Ford Motor Company. He has positioned Plug-In Motors to be the first to provide Premium Pure Electric  Vehicle upgrades to the automotive market.  The “Premium” designation indicates to the Company’s customers a stronger, cleaner and safer “Pure Electric” vehicle to drive.

Plug-In’s first prototype vehicle, unveiled in December of 2008, is a Ford Mustang Conversion. Pure Electric Mustang conversions are now available to the public in two versions with a top speed in excess of 85 mph traveling up to 200 miles on a charge and can reach 0-60 in 5.6 seconds.  These vehicles have power steering, air conditioning and electric heat and regenerative braking. And they can be driven for less than 3 cents per mile. The Company is in the process of converting a Ford F150 as well as a few other family type vehicles.  To view a demonstration of the Mustang, visit the Company’s web site: www.pluginmotors.com

CCUC is now in the position to take advantage of a timely industry market demand to provide custom vehicles and powertrains and plan to build a dominating presence in the aftermarket automotive up-fitter segment, including, but limited to “Pure Electric” vehicles, limousines, other livery, specialty fleet, classic automobiles and custom restorations.  The Company fully expects to have the first zero emissions, “Pure Electric” livery vehicle ready to unveil by first quarter of 2010.  The Company’s strategy is to offer and expand our line of products, eventually revolutionizing the specialty automotive vehicle market.

Section 7 – Regulation FD

Item 7.01

Regulation FD Disclosure

The Registrant issued a press release dated August 24, 2009 regarding the acquisitions of Imperial Coachworks, Inc. and Plug-In Motors, Inc. as wholly owned subsidiaries revealing Company’s new business model

Section 9 -- Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

99.1

Press Release of Classic Costume Company, Inc., dated August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CLASSIC COSTUME COMPANY, INC.

By:	/s/Gary Spaniak
Gary Spaniak
President

Dated: August 24, 2009

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